As filed with the Securities and Exchange Commission on June 25,
1998.

                                  Registration No. 333-_________

_________________________________________________________________


               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D. C. 20549

                   ___________________________

                            FORM S-3
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                   ___________________________

                    MAIN STREET BANCORP, INC.
     (Exact Name of Registrant as Specified in its Charter)

       Pennsylvania                       23-2960905
(State of Incorporation)     (I.R.S. Employer Identification No.)

                          P.O. Box 1097
                         601 Penn Street
                   Reading, Pennsylvania 19603
                         (610) 685-1400

  (Address and Telephone Number of Principal Executive Offices)

                   ___________________________

Nelson R. Oswald              Jeffrey P. Waldron, Esquire
Chairman and Chief            Stevens & Lee
   Executive Officer          One Glenhardie Corporate Center
Main Street Bancorp, Inc.     1275 Drummers Lane
P.O. Box 1097                 Wayne, Pennsylvania  19087
601 Penn Street               (610) 293-4961
Reading, Pennsylvania 19603
(610) 685-1400

(Names, Addresses and Telephone Numbers of Agents for Service)

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]
  <PAGE 1>
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

                   __________________________

                 CALCULATION OF REGISTRATION FEE
_________________________________________________________________

Title of each                  Proposed        Amount
   class of                    maximum           of
  securities     Amount        offering       aggregate    Regis-
    to be         to be        price per      offering   tration
  registered   registered       unit(1)         price      Fee
_________________________________________________________________

Common Stock    5,000,000     $21.625      $108,125,000  $32,766

_________________________________________________________________

(1) Estimated solely for the purposes of calculating the registration fee based upon the closing price of Main Street
     Bancorp, Inc. common stock on June 23, 1998.

                       __________________

PROSPECTUS

                    MAIN STREET BANCORP, INC.

                   ___________________________


         SHAREHOLDER AUTOMATIC DIVIDEND REINVESTMENT AND
                       STOCK PURCHASE PLAN

                   ___________________________

No person has been authorized to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by Main Street Bancorp, Inc. (the "Company"). Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Company since the date hereof. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

                   ___________________________

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
        BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS
           THE COMMISSION PASSED UPON THE ACCURACY OR
        ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
             TO THE CONTRARY IS A CRIMINAL OFFENSE.

                   ___________________________

     5,000,000 authorized and unissued shares of the Company's common stock ($1.00 par value) have been authorized for purchase under the Shareholder Automatic Dividend Reinvestment and Stock Purchase Plan. It is suggested that this Prospectus be retained for future reference.

                   ___________________________

          The date of this Prospectus is June 25, 1998.

                      AVAILABLE INFORMATION

          Main Street Bancorp, Inc. (the "Company") is subject to the information requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission ("Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and should be available for inspection and copying at the following regional offices of the Commission: New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048; and the Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Company's principal executive offices are located at 601 Penn Street, Reading, Pennsylvania 19603 and its telephone number is (610) 685-1400. The Registration Statement also is available through the Commissions's World Wide Web site on the Internet (http:/www.sec.gov).

          The Company has filed with the Commission in Washington, D.C. a Registration Statement under the Securities Act of 1933, as amended, with respect to the Common Stock offered pursuant to this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. In addition, certain documents filed by Main Street Bancorp, Inc. with the Commission have been incorporated in this Prospectus by reference. See "Incorporation of Certain Documents by Reference." For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement, including the exhibits thereto, and the documents incorporated herein by reference.

         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents filed by the Company with the Commission are incorporated herein by reference:

          (a)  Current Report on Form 8-K of the Company filed on
May 15, 1998, as amended on June 25, 1998, pursuant to
Section 13(a) or 15(d) or the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          (b)  All other reports filed by the Company pursuant to
Section 13(a) or 15(d) of the Exchange Act since April 29, 1998.

          (c) The description of the Company's common stock, par value $1.00 per share (the "Common Stock"), contained in the
<PAGE 4> Company's Registration Statement on Form 8-A filed with the Commission on April 30, 1998, and as amended on May 8, 1998.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of Common Stock covered by this Prospectus, shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

          The Company will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all documents incorporated herein by reference (other than exhibits to such documents). Requests should be directed to:

     Main Street Bancorp, Inc.
     P.O. Box 1097
     601 Penn Street
     Reading, Pennsylvania 19603
     Attention:  Investor Relations

          Telephone requests may be directed to the Company at
(610) 685-1400.

       THE SHAREHOLDER AUTOMATIC DIVIDEND REINVESTMENT AND
                       STOCK PURCHASE PLAN

          The following, in a question and answer format, are the provisions of the Company's Shareholder Automatic Dividend Reinvestment and Stock Purchase Plan (the "Plan"). Those holders of the Common stock who do not participate in the Plan will continue to receive cash dividend payments by check, if and when dividends are declared.

Purpose

1.   What is the purpose of the Plan?

          The purpose of the Plan is to provide holders of one
(1) or more shares of the Company's common stock, par value $1.00 per share (the "Common Stock"), with an attractive and convenient method of investing cash dividends and, from time to time, as the Board of Directors of the Company may in its discretion determine, voluntary cash payments, in shares of Common Stock.
To the extent the shares are purchased directly from the Company, the Company will receive additional funds to be used for general corporate purposes (see "Use of Proceeds").

          The Plan offers eligible holders of Common Stock an opportunity to invest conveniently for long-term growth. The Plan is not intended to provide short-term holders of shares with the means to acquire additional shares at a discount from market price or to provide holders of shares with the means to generate short-term profits through resale of shares acquired at a discount from market price. The intended purpose of the Plan precludes any person, organization or other entity from establishing a series of related accounts for the purpose of conducting arbitrage operations or exceeding the voluntary cash payment limit. The Company accordingly reserves the right to modify, suspend or terminate participation by a shareholder who the Company determines is using the Plan for purposes inconsistent with the intended purpose of the Plan.

Advantages

2.   What are the advantages of the Plan?

     - Participants may purchase Common Stock with reinvested dividends at a 5% discount from the average price of the Common Stock (see No. 11 below).

     - Participants may, from time to time, as the Board of Directors of the Company may in its discretion determine, purchase Common Stock with voluntary cash payments at the average price of the Common Stock (see No. 11 below).
  <PAGE 6>
     - Participants may reinvest dividends and invest voluntary cash payments without brokerage commissions or other charges (see No. 14 below).

     - Participants will receive a detailed statement of account transactions (see No. 18 below).

Administration

3.   Who administers the Plan for Participants?

          Heritage National Bank, a subsidiary of the Company, administers the Plan as agent (the "Agent") for Participants, and in such capacity sends statements of account to Participants and performs other duties relating to the Plan. All correspondence relating to the Plan should include your account number and should be directed to:

          Heritage National Bank
          120 South Centre Avenue
          P.O. Box 1100
          Pottsville, Pennsylvania  17901

          Attention:  Dividend Reinvestment Department

          Telephone requests may be directed to the Agent at 1-717-622-2320.

Participation

4.   Who is eligible to participate?

          All record holders of one (1) or more shares of Common Stock are eligible to participate in the Plan. If you hold your shares in your own name, you may participate in the Plan. If you are a beneficial owner whose shares are registered in any name other than your own (e.g., in a broker's "street name" or in the name of a bank nominee), you must either make appropriate arrangements for your broker or nominee to participate in the Plan on your behalf or you must become a shareholder of record by having those shares with respect to which you wish to participate transferred into your own name.

5.   How does an eligible shareholder become a Participant?

          An eligible shareholder who is the record holder of Common Stock may join the Plan at any time by completing and signing the authorization form ("Authorization Form") included with this Prospectus and returning it to the Agent. A postage-paid envelope is provided for that purpose. An eligible beneficial owner whose shares of Common Stock are registered in the name of a broker or bank nominee must make arrangements to have such broker or bank nominee submit an Authorization Form to the Agent on such beneficial owner's behalf. Additional Authorization Forms may be obtained from the Agent. <PAGE 7>

          Authorization Forms for new Participants must be received prior to a dividend record date for eligible shareholders to reinvest the related dividend.

6.   What if I participated in the Heritage Bancorp, Inc. or BCB
     Financial Services Corporation dividend reinvestment plans?

          The Company is the result of the consolidation of Heritage Bancorp, Inc. ("Heritage") and BCB Financial Services Corporation ("BCB"). Heritage and BCB each maintained a dividend reinvestment plan. The Plan is a successor to the Heritage and BCB plans and, as such, participants in these plans are automatically enrolled in the Plan. Therefore, if you want to continue participation in the Plan with respect to all shares that participated in the Heritage or BCB plan you do not need to take any further action.

7. Does a shareholder have to authorize dividend reinvestment on a minimum number of shares?

          Yes. An eligible shareholder must authorize the reinvestment of dividends on at least one share of Common Stock.

8. May a Participant change the number of shares subject to the Plan?

          Yes. If a Participant wishes to change the number of shares of Common Stock subject to the Plan, the Participant must notify the Agent in writing to that effect. Any such notification received after a dividend record date will not be effective until dividends paid for such record date have been reinvested and the shares credited to the Participant's account.

Purchases

9. What is the source for shares of Common Stock purchased under the Plan?

          Plan shares will be purchased, at the Company's discretion, either directly from the Company or on the open market, or by a combination of the foregoing. Shares purchased from the Company will be authorized, but unissued shares of Common Stock.

10. When and how will shares of Common Stock be purchased under the Plan?

          Dividends will be reinvested on the dividend payment date.

          Any voluntary cash payment received by the Agent prior to the fifth (5th) day of a month will be applied to the purchase of Common Stock on the tenth (10th) day of that month at a price determined in accordance with the provisions of the Plan (the "Purchase Date"). Any voluntary cash payment received after the
<PAGE 8> fifth (5th) day of a month will be applied to the
purchase of Common Stock on the tenth (10th) day of the following month. No interest will be paid on voluntary cash payments. Therefore, you should forward voluntary cash payments by the Agent shortly before the fifth (5th) day of the month while taking care to allow sufficient time to ensure that a voluntary cash payment is received by that date. Your uninvested voluntary cash payments will be returned to you upon request received by the Agent by the third (3rd) day of the month.

11. At what price will shares of Common Stock be purchased under the Plan?

          The price of shares of Common Stock purchased with reinvested cash dividends will be 95% of the average price. The price of shares of Common Stock purchased with voluntary cash payments, if any, will be 100% of the average price.

          In the case of purchases from the Company of authorized but unissued shares of Common Stock, the average price is determined by averaging the high and low sale prices of the Common Stock as reported on the NASDAQ Stock Market on the relevant Purchase Date. In the case of purchases of shares of Common Stock on the open market, the average price will be the weighted average purchase price of shares purchased for the relevant Purchase Date.

12. How many shares of Common Stock will be purchased for Participants?

          The number of shares that will be purchased for each Participant will depend on the amount of dividends to be reinvested, voluntary cash payments, or both in a Participant's account and the applicable purchase price of the Common Stock (see No. 11 above). Each Participant's account will be credited with that number of shares, including any fractional interest computed to four decimal places, equal to the total amount to be invested divided by the applicable purchase price as described in the response to Question No. 11 above.

13. Will dividends on shares held in a Participant's account be used to purchase additional shares under the Plan?

          Yes. All dividends on shares held in a Participant's account, whether purchased through dividend reinvestment or voluntary cash payments, will be automatically reinvested in additional shares of Common Stock.
  <PAGE 9>
14. Are there any expenses to Participants in connection with purchases under the Plan?

          No. Participants will incur no brokerage commissions or other charges for purchases made under the Plan.

Voluntary Cash Payments

15.  Who will be eligible to make voluntary cash payments?

          All holders of one (1) or more shares of Common Stock who elect to have dividends reinvested in accordance with provisions of the Plan may, from time to time, as the Board of Directors of the Company in its discretion determines, elect to make voluntary cash payments. Participants will be permitted to purchase shares of the Common Stock with voluntary cash payments under the Plan on a monthly basis as described at No. 10 above.

16.  What are the limitations on voluntary cash payments?

          Voluntary cash payments may be made at any time in integral multiples of $25. Such payments on behalf of any Participant may not aggregate more than $3,000 per quarter. Voluntary cash payments must be made in U.S. currency. The Company reserves the right in its sole discretion to determine whether voluntary cash payments are made on behalf of a particular Participant.

17.  How does the voluntary cash payment option work?

          A voluntary cash payment may be made by forwarding a check or money order to the Agent with a payment form which will periodically be sent to Participants or their brokers or nominees, as the case may be, with their statement of account. Checks and money orders should be made payable to Main Street Bancorp, Inc. and should include the Participant's account number. Additional payment forms may be obtained from the Agent (see No. 3 above).

          Any voluntary cash payment received on or before one day prior to an Investment Date (see No. 10 above) will be applied to the purchase of shares of Common Stock on or for such Investment Date at a price determined in accordance with provisions of the Plan (see Nos. 11 and 12 above).

Reports to Participants

18. What kind of reports will be sent to Participants in the Plan?

          A statement of account transactions will be mailed to each Participant within approximately thirty (30) days after the Purchase Date (see No. 10 above). These statements will provide a record of cost information and should be retained for tax purposes. Each Participant will also receive copies of Company's
<PAGE 10> annual and quarterly reports to shareholders, proxy statements and information for income tax reporting purposes.

Share Certificates

19. Will certificates be issued for shares of Common Stock purchased under the Plan?

          Unless requested by a Participant, certificates for shares of Common Stock purchased under the Plan will not be issued. The number of shares credited to a Participant's account under the Plan will be shown on his statement of account. This safekeeping feature protects against loss, theft or destruction of stock certificates. Certificates will be issued for shares withdrawn from the Plan (see No. 21 below).

          As an additional service to Participants, Participants may deposit free of charge with the Agent for safekeeping any certificate for shares of Common Stock subject to reinvestment of dividends under the Plan. Delivery of certificates for this service is at the risk of the shareholder and, for delivery by mail, insured registered mail with return receipt is recommended. The receipt of any shares delivered for safekeeping will be shown on your account statement.

20. In whose name will certificates be registered when issued to Participants?

          Unless the Participant otherwise directs, certificates will be issued in the name in which the Participant's dividend reinvestment account is maintained. If a Participant requests a certificate to be issued in a name other than that of the account registration, the request must bear his or her own signature. If the account is registered in multiple names, all signatures must appear on the request. In both cases, the signatures must be guaranteed by an acceptable financial institution. Upon a Participant's death, the Agent will follow the instructions of the decedent's personal representative upon submission of appropriate proof of authority.

Withdrawal of Shares in Plan Accounts

21. How may a Participant withdraw shares purchased under the Plan?

          A Participant may withdraw all or a portion of the shares of Common Stock credited to his account by notifying the Agent in writing to that effect and specifying in the notice the number of shares to be withdrawn. This notice should be mailed to the Agent at the address shown in response to Question No. 3 above. Certificates for whole shares of Common Stock so withdrawn will be registered in the name of and issued to the Participant (see No. 20 above). Any notice of withdrawal received after the ex-dividend date for a dividend (normally three days prior to the applicable dividend record date) will not
<PAGE 11> be effective until dividends paid for the applicable record date have been reinvested and the shares credited to the Participant's account. No dividends will be reinvested on shares withdrawn from a Participant's account unless an Authorization Form is or has been submitted with respect to such shares.

22. What happens to any fractional interest when a Participant withdraws shares purchased under the Plan?

          Any fractional interest withdrawn will be liquidated by the Agent at the average of the high and low sale prices of the Common Stock as reported on the NASDAQ Stock Market (see No. 11 above) on the date the withdrawal request is received by the Agent and a check will be issued promptly for the proceeds thereof. In no case will certificates representing a fractional interest be issued.

Discontinuation of Dividend Reinvestment

23. How does a Participant discontinue participation under the Plan?

          A Participant may discontinue participation under the Plan by notifying the Agent in writing to that effect (see No. 3 above). Any notice of discontinuation received after the ex-dividend date for a dividend (normally three days prior to the applicable dividend record date) will not be effective until dividends paid for the applicable record date have been reinvested and the shares credited to the Participant's account. If a Participant discontinues participation in the Plan, dividends on shares held in such Participant's account will be automatically reinvested until such shares are withdrawn (see No. 21 above). If, after discontinuation, less than one share remains in such Participant's account, it shall be deemed that the Participant has withdrawn from the Plan, and the Agent will liquidate any fractional interest and mail the net proceeds to such Participant in accordance with provisions of the Plan.

Federal Tax Information

24. What are the federal income tax consequences of participation in the Plan?

          Reinvestment Dividends. In the case of reinvested dividends, when shares are acquired for a Participant's account directly from the Company, the Participant must include in gross income a dividend equal to the number of shares purchased with reinvested dividends multiplied by the fair market value of the Common Stock on the relevant dividend payment date. The Participant's basis in such shares will also equal the fair market value of the shares on the relevant dividend payment date.

          Alternatively, when shares are purchased for a Participant's account on the open market with reinvested dividends, a Participant must include in gross income a dividend
<PAGE 12> equal to the actual price of the shares plus that
portion of any brokerage commissions paid by the Company which are attributable to the purchase of the Participant's shares.
The Participant's basis in shares held for his or her account will be equal to the purchase price for the shares plus allocable brokerage commissions.

          Optional Cash Payments. In the case of shares purchased on the open market with optional cash payments, Participants will be in receipt of a dividend to the extent of any brokerage commissions paid by the Company. A Participant's basis in shares acquired with optional cash payments will be equal to the cost of the shares plus an allocable share of any brokerage commissions.

          Additional Information. The holding period for shares acquired pursuant to the Plan will begin the day after the date the shares are acquired. In the case of any shareholder as to whom federal income tax withholding on dividends is required and in the case of a foreign shareholder whose taxable income under the Plan is subject to federal income tax withholding, the Company will reinvest dividends net of the required amount of tax withheld.

          Participants should consult their own tax advisors as to the tax consequences of account transactions. Certain tax information will be provided to Participants by the Company (see
No. 18 above).

Other Information

25. What happens if the Company declares a stock dividend, effects a stock split or has a rights offering with respect to Common Stock?

          Any shares resulting from a stock dividend or stock split with respect to the Common Stock (whole shares and any fractional interest) in a Participant's account will be credited to such account. The basis for any rights offering will include the shares of Common Stock and any fractional interest credited to a Participant's account.

26. How will the shares credited to a Participant's account be voted at a meeting of the shareholders?

          If on a record date for a meeting of shareholders there are shares credited to a Participant's account under the Plan, such Participant will be sent proxy materials for such meeting.
A Participant will be entitled to one vote for each whole share of Common Stock credited to his account. The Participant may vote by proxy or in person at any such meeting.
  <PAGE 13>
27.  What is the responsibility of the Agent?

          The Agent receives the Participants' dividend payments and voluntary cash payments, invests such amounts in additional shares of Common Stock, maintains continuing records of each Participant's account, and advises Participants as to all transactions in and the status of their accounts. The Agent acts in the capacity of agent for the Participants.

          All notices from the Agent to a Participant will be addressed to the Participant at his last address of record with the Agent. The mailing of a notice to a Participant's last address of record will satisfy the Agent's duty of giving notice to such Participant. Therefore, Participants must promptly notify the Agent of any change of address.

          The Agent, in administering the Plan, will not be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim for liability arising out of failure to terminate a Participant's account upon such Participant's death prior to receipt of notice in writing of such death or modifying, suspending or terminating participation by a shareholder who the Company determines is using the Plan for purposes inconsistent with the intended purposes of the Plan. Neither the Agent nor the Company shall have any duties, responsibilities or liabilities except such as are expressly set forth in the Plan.

          All transactions in connection with the Plan shall be governed by the laws of the Commonwealth of Pennsylvania.

28.  May the Plan be modified or discontinued?

          The Company reserves the right to suspend or terminate the Plan at any time. It also reserves the right to make modifications to the Plan. Participants will receive prior notice of any such suspension, termination or modification. In addition, the Company and the Agent may adopt reasonable procedures for the administration of the Plan.

29.  May a Participant pledge shares purchased under the Plan?

          No. A Participant who wishes to pledge shares credited to his account must request the withdrawal of such shares in accordance with the procedures outlined in response to Question
No. 21 above.

30. What procedures should be followed if a Participant wishes to sell shares purchased under the Plan?

          When a Participant wishes to sell all or a portion of the shares credited to his account, he may request the Agent to sell such shares and forward the proceeds less applicable charges, including any brokerage commission and any transfer tax, to the Participant. <PAGE 14>

                     SPECIAL CONSIDERATIONS

          Prior to investing in the shares of Common Stock offered hereby, prospective investors should consider, in addition to the other information set forth herein, the following:

Competition

          The Company faces significant competition from many other banks, savings institutions and other financial institutions which have branch offices or otherwise operate in the Company's market area, as well as many other companies now offering a variety of financial services. Many of these competitors have substantially greater financial resources than the Company including a larger capital base that allows them to attract customers seeking larger loans than the Banks are able to make.

Antitakeover Provisions

          The Company's Articles of Incorporation, Bylaws and the Pennsylvania Business Corporation Law contain certain provisions which may have the effect of deterring or discouraging, among other things, a non-negotiated tender or exchange offer for shares of Common Stock, a proxy contest for control of the Company; the assumption of control of the Company by a holder of a large block of Common Stock and the removal of the Company's management. See "DESCRIPTION OF THE COMPANY CAPITAL
STOCK -- Special Charter and Pennsylvania Corporation Law
Provisions."

Economic Conditions and Related Uncertainties

          Commercial banking is affected, directly and indirectly, by local, domestic, and international economic and political conditions, and by government monetary and fiscal policies. Conditions such as inflation, recession, unemployment, volatile interest rates, tight money supply, scarce natural resources, real estate values, international conflicts and other factors beyond the control of the Company and the Banks, may adversely affect the potential profitability of the Company and the Banks. Management does not expect any one particular factor to affect the Company or the Bank's results of operations. However, a continued downtrend in several areas, including real estate, construction and consumer spending, could have an adverse impact on the Company and its ability to maintain or increase profitability.
  <PAGE 15>
Federal and State Government Regulation

          The operations of the Company and the Banks are heavily regulated and will be affected by present and future legislation and by the policies established from time to time by various federal and state regulatory authorities. In particular, the monetary policies of the Federal Reserve Board have had a significant effect on the operating results of banks in the past, and are expected to continue to do so in the future.

                         USE OF PROCEEDS

          The proceeds from the sale of Common Stock offered pursuant to the Plan will be used for general corporate purposes, including, without limitation, investments in and advances to the Company's banking subsidiary.

           DESCRIPTION OF THE COMPANY'S CAPITAL STOCK

          The following is a summary of the material provisions of the Company's Articles of Incorporation and Bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to such instruments, each of which is an exhibit to the Registration Statement of which this Prospectus forms a part.

Authorized Capital Stock

          The Company has 50,000,000 shares of authorized Common
Stock and 5,000,000 shares of preferred stock. As of June 12, 1998, 9,689,724 shares of Common Stock were issued and outstanding.

     Preferred Stock

          The preferred stock of the Company may, in the discretion of the Company's Board of Directors, be issued, from time to time, as a class without series or, if so determined by the Board of Directors, either in whole or in part, in one or more series. The Board of Directors will have the power to determine the par value, voting rights, designations, preferences and other rights, and the qualifications, limitations and restrictions thereof, of the preferred stock. If any preferred stock is issued, the holders thereof may have a priority in liquidation or dissolution over the holders of the Common Stock.

     Common Stock

          Holders of Common Stock are entitled to one vote for each share held of record on each matter submitted to a vote at a meeting of shareholders. Each share of Common Stock is entitled to share, pro rata, in dividends and in the Company's assets in the event of dissolution or liquidation of the Company. Holders of shares of Common Stock do not possess any preemptive rights and are not entitled to cumulate votes in elections of directors.
 <PAGE 16> The outstanding shares of Common Stock are fully paid and nonassessable. No option, warrant, privilege or right has been issued or is outstanding other than the options granted to certain employees of the Company and the Banks under the Company's Stock Option Plans.

Restrictions on Dividends

          The Company's principal sources of funds for payment of dividends on the Common Stock are dividends, loans and advances from the Banks.

          Dividend payments by Berks County Bank to the Company are subject to the Pennsylvania Banking Code of 1965 (the "Banking Code") and the Federal Deposit Insurance Act. Under the Banking Code, no dividends may be paid except from "accumulated net earnings" (generally undivided profits). Dividend payments by Heritage National Bank ("Heritage Bank") to the Company are subject to the National Bank Act and the Federal Deposit Insurance Act. Under the National Bank Act, no dividends shall be made in an amount greater than Heritage Bank's net profits less losses and bad debts (as each term is defined under the National Bank Act). The National Bank Act provides that no dividends may be declared until Heritage Bank's surplus fund (as defined in the National Bank Act) is equal to its common capital; provided, however, that quarterly or semi-annual dividends may be paid if at least ten percent of Heritage Bank's net profits of the preceding six month period have been carried to the surplus fund, and that annual dividends may be paid if at least ten percent of Heritage Bank's net profits from the preceding two consecutive six month periods have been carried to the surplus fund. Additionally, cash dividends must be approved by the Office of the Comptroller of the Currency if the total of all cash dividends declared by Heritage Bank in any calendar year, including the proposed cash dividend, exceeds the total of Heritage Bank's net profits for that year plus its retained net profits from the preceding two years less any required transfers to surplus or a fund for the retirement of preferred stock, if any. Under the Federal Deposit Insurance Act, no dividends may be paid by an insured bank if the bank is in arrears in the payment of any insurance assessment due to the FDIC.

          State and federal regulatory authorities have adopted standards for the maintenance of adequate levels of capital by banks. Adherence to such standards further limits the ability of the banks to pay dividends. The payment of dividends by any subsidiary bank may also be affected by other regulatory requirements and policies. If, in the opinion of the applicable regulatory authority, a bank under its jurisdiction is engaged in, or is about to engage in, an unsafe or unsound practice (which, depending on the financial condition of the bank, could include the payment of dividends), such authority may require, after notice and hearing, that such bank cease and desist from such practice. The Federal Reserve Board and the FDIC have formal and informal policies which provide that insured banks and
<PAGE 17> bank holding companies should generally pay dividends only out of current operating earnings, with some exceptions.

Special Charter and Pennsylvania Corporate Law Provisions

          The Company will be subject to various provisions of the BCL which are triggered, in general, if any person or group acquires, or discloses an intent to acquire, 20% or more of the voting power of a covered corporation, other than pursuant to a registered firm commitment underwriting or, in certain cases, pursuant to the approving vote of the Company's Board of Directors. The relevant provisions are contained in Subchapters 25E-H of the BCL.

          Subchapter 25E of the BCL (relating to control transactions) provides that if any person or group acquires 20% or more of the voting power of a covered corporation, the remaining shareholders may demand from such person or group the fair value of their shares, including a proportionate amount of any control premium.

          Subchapter 25F of the BCL (relating to business combinations) delays for five years and imposes conditions upon "business combinations" between an "interested shareholder" and the corporation. The term "business combination" is defined broadly to include various transactions utilizing a corporation's assets for purchase price amortization or refinancing purposes. For this purpose, an "interested shareholder" is defined generally as the beneficial owner of at least 20% of a corporation's voting shares.

          Subchapter 25G of the BCL (relating to control share acquisitions) prevents a person who has acquired 20% or more of the voting power of a covered corporation from voting such shares unless the "disinterested" shareholders approve such voting rights. Failure to obtain such approval exposes the owner to the risk of a forced sale of the shares to the issuer. Even if shareholder approval is obtained, the corporation is also subject to Subchapters 25I and J of the BCL. Subchapter 25I provides for a minimum severance payment to certain employees terminated within two years of the approval. Subchapter 25J prohibits the abrogation of certain labor contracts prior to their stated date of expiration.

          Subchapter 25H of the BCL (relating to disgorgement) applies in the event that (i) any person or group publicly discloses that the person or group may acquire control of the corporation or (ii) a person or group acquires (or publicly discloses an offer or intent to acquire) 20% or more of the voting power of the corporation and, in either case, sells shares within 18 months thereafter. Any profits from sales of equity securities of the corporation by the person or group during the 18-month period belong to the corporation if the securities that were sold were acquired during the 18-month period or within 24 months prior thereto. <PAGE 18>

          Subchapters 25E-H of the BCL contain a wide variety of transactional and status exemptions, exclusions and safe harbors. Upon completion of the Consolidation, the Company will be subject to the provisions of Subchapters 25E through J. Such action can be reversed under certain circumstances.

          In addition, the fiduciary duty standards applicable to the Board of Directors of the Company under the BCL and certain provisions of the Company's Articles of Incorporation and Bylaws may have the effect of deterring or discouraging, among other things, a nonnegotiated tender or exchange offer for the Common Stock, a proxy contest for control of the Company, the assumption of control of the Company by a holder of a large block of the Common Stock and the removal of the Company's management.

                         INDEMNIFICATION

          Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provisions of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw amendment, approved by shareholders, providing for the elimination of a director's liability for monetary damages for any action taken or any failure to take any action unless (1) the director has breached or failed to perform the duties of his office and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

          The bylaws of the Company provide for
(1) indemnification of directors, officers, employees and agents of the registrant and its subsidiaries and (2) the elimination of a director's liability for monetary damages, to the fullest extent permitted by Pennsylvania law.

          Directors and officers are also insured against certain liabilities for their actions, as such, by an insurance policy obtained by the Company.

          Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to the directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.
  <PAGE 19>
                          LEGAL MATTERS

          The validity of the shares offered hereby will be passed upon for the Company by Stevens & Lee, Reading, Pennsylvania.

                             EXPERTS

          The consolidated financial statements of the Company incorporated in this Prospectus and the Registration Statement by reference have been audited by Beard & Company, Inc., independent auditors, to the extent and for the periods as indicated in their report and are incorporated herein by reference in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

                    MAIN STREET BANCORP, INC.





                      SHAREHOLDER AUTOMATIC
                      DIVIDEND REINVESTMENT
                               AND
                       STOCK PURCHASE PLAN







                      ____________________

                       P R 0 S P E C T U S
                      ____________________


                      Dated:  June 24, 1998

                        TABLE OF CONTENTS

                                                       Page

Statement of Available
  Information                                            4
Incorporation of Certain
  Documents by Reference                                 4
The Shareholder Automatic
  Dividend Reinvestment and
  Stock Purchase Plan                                    5
Special Considerations                                  11
Use of Proceeds                                         13
Description of the Company's
  Capital Stock                                         13
Indemnification of Directors
  and Officers                                          14
Legal Matters                                           15
Experts                                                 15

                             PART II

           INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

          SEC Registration Fee               $32,766.00
          Legal Expenses                       2,500.00
          Printing Costs                       1,500.00
          Miscellaneous                          500.00*
          Total                              $37,266.00

          *Estimated

Item 15.  Indemnification of Directors

          Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provisions of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw amendment, approved by shareholders, providing for the elimination of a director's liability for monetary damages for any action taken or any failure to take any action unless (1) the director has breached or failed to perform the duties of his office and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

          The bylaws of the Company provide for (1) indemnification of directors, officers, employees and agents of the registrant and its subsidiaries and (2) the elimination of a director's liability for monetary damages, to the fullest extent permitted by Pennsylvania law.

          Directors and officers are also insured against certain liabilities for their actions, as such, by an insurance policy obtained by the Company.

          Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to the directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.
  <PAGE 23>
Item 16.  Exhibits

The following exhibits are included with this Registration
Statement:

     4.1  Articles of Incorporation of Main Street Bancorp, Inc.
          (incorporated herein by reference to Exhibit 3.1 of the Registration Statement No. 333-44697 on Form S-4 of the
          Registrant).

     4.2 Bylaws of Main Street Bancorp, Inc. (incorporated herein by reference to Exhibit 3.2 of the Registration
          Statement No. 333-44697 on Form S-4 of the Registrant).

     5.1 Opinion of Stevens & Lee re: legality of common stock being registered.

     23.1 Consent of Stevens & Lee (included at Exhibit 5.1 of this Registration Statement).

     23.2 Consent of Beard & Company, Inc., independent auditors.

     24.1 Power of Attorney (included on signature page).

     99.1 Main Street Bancorp, Inc. Shareholder Automatic
          Dividend Reinvestment and Stock Purchase Plan.

     99.2 Authorization Form for Automatic Dividend Reinvestment

Item 17.  Undertakings

          The undersigned Registrant hereby undertakes to file during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          The undersigned Registrant undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          The undersigned Registrant undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of
<PAGE 24> 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reading, the Commonwealth of Pennsylvania, as of this 23rd day of June, 1998.

                              MAIN STREET BANCORP, INC.

                              By  /s/ Nelson R. Oswald
                                   Nelson R. Oswald
                                   Chairman and Chief Executive
                                   Officer


          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Nelson R. Oswald, Allen E. Kiefer and Jeffrey P. Waldron, Esquire, and each of them, his true and lawful attorney-in-fact, as agent with full power of substitute and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed below by the following persons in the capacities as of the dates indicated.

Signature                         Title                 Date

/s/ Nelson R. Oswald            Chairman of the     June 23, 1998
Nelson R. Oswald                Board, Chief
                                Executive Officer
                                and Director (Principal
                                Executive Officer)

/s/ Allen E. Kiefer           President, Chief      June 23, 1998
Allen E. Kiefer               Operating Officer
                              and Director
  <PAGE 26>
/s/ Robert D. McHugh, Jr.    Executive Vice         June 23, 1998
Robert D. McHugh, Jr.        President, Chief Financial
                             Officer and Treasurer
                             (Principal Financial Officer)

/s/ Donna L. Rickert          Senior Vice           June 23, 1998
Donna L. Rickert              President, Chief Accounting
                              Officer and Controller
                              (Principal Accounting Officer)

/s/ Richard T. Biever         Director              June 23, 1998
Richard T. Biever

/s/ Edward J. Edwards         Director              June 23, 1998
Edward J. Edwards

/s/ Richard T. Fenstermacher  Director              June 23, 1998
Richard T. Fenstermacher

/s/ Ivan H. Gordon            Director              June 23, 1998
Ivan H. Gordon

/s/ Jeffrey W. Hayes          Director              June 23, 1998
Jeffrey W. Hayes

/s/ Alfred B. Mast            Director              June 23, 1998
Alfred B. Mast

                              Director              June __, 1998
Wesley R. Pace

/s/ Frederick A. Gosch        Director              June 23, 1998
Frederick A. Gosch

/s/ Floyd S. Weber            Director              June 23, 1998
Floyd S. Weber

/s/Joseph Schlitzer           Director              June 23, 1998
Joseph Schlitzer

/s/ Albert L. Evans, Jr.      Director              June 23, 1998
Albert L. Evans, Jr.

                          EXHIBIT INDEX

                                           Page No. in Manually
No.                     Description            Signed Original

4.1     Articles of Incorporation of
        Main Street Bancorp, Inc.
        (incorporated herein by
        reference to Exhibit 3.1 of the
        Registration Statement
        No. 333-44697 on Form S-4
        of the Registrant).

4.2     Bylaws of Main Street Bancorp,
        Inc. (incorporated herein by
        reference to Exhibit 3.2 of the
        Registration Statement
        No. 333-44697 on Form S-4 of
        the Registrant).

5.1     Opinion of Stevens & Lee re:
        legality of common stock being
        registered.

23.1    Consent of Stevens & Lee
        (included at Exhibit 5.1 of
        this Registration Statement).

23.2    Consent of Beard & Company, Inc.,
        independent auditors.

24.1    Power of Attorney (included on
        signature page).

99.1    Main Street Bancorp, Inc.
        Shareholder Automatic Dividend
        Reinvestment and Stock Purchase
        Plan.

99.2    Authorization Form for Automatic
        Dividend Reinvestment  <PAGE 28>